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                                                                  EXECUTION COPY



                                SECOND AMENDMENT
                                       TO
                    FIFTH AMENDED AND RESTATED LOAN AGREEMENT


        THIS SECOND AMENDMENT TO FIFTH AMENDED AND RESTATED LOAN AGREEMENT (this "Amendment") is made as of this 31st day of December, 2000 by and among Metrocall, Inc., a Delaware corporation (the "Borrower"), the Lenders (as defined in the Loan Agreement defined below) signatory hereto and Toronto Dominion (Texas), Inc. (the "Administrative Agent" and collectively with the Documentation Agent and the Co-Documentation Agent (each as defined in the Loan Agreement defined below), the "Agents"), as administrative agent for the Lenders.


                              W I T N E S S E T H:
                              - - - - - - - - - --

        WHEREAS, the Borrower, the Lenders and the Agents are all parties to that certain Fifth Amended and Restated Loan Agreement dated as of March 17, 2000, as amended by that certain First Amendment thereto dated as of June 30, 2000 (the "Loan Agreement"); and

        WHEREAS, the Borrower has requested, and the Administrative Agent and the Lenders have agreed, that, subject to the terms hereof, certain provisions of the Loan Agreement be amended pursuant to this Amendment as more specifically described below;

        NOW, THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is acknowledged, the parties hereto agree that all capitalized terms used herein which are not otherwise defined herein shall have the meanings ascribed thereto in the Loan Agreement, and further agree as follows:

        1. Amendment to Article 5. Article 5 of the Loan Agreement, General Covenants, is hereby amended by inserting the following new Section 5.17 at the end of Article 5:

                        "Section 5.17 Principal Operating Accounts. The Borrower shall at all times maintain its principal operating accounts with the Administrative Agent, the Documentation Agent, the Co-Documentation Agent or the Syndication Agent."

        2. Amendment to Article 6. Article 6 of the Loan Agreement, Information Covenants, is hereby amended by inserting the following text at the end of Article 6:

                        "Section 6.6 Monthly Subscriber Information. Within thirty (30) days after the last day of each calendar month, a certificate of the president or chief financial officer of the Borrower in form and substance satisfactory to the Administrative Agent


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        setting forth subscriber information for such calendar month, which information shall include but shall not be limited to core subscribers, advanced subscribers, the number of subscribers added and the number of subscribers dropped during such calendar month."

        3.      Amendment to Article 7.


                (a) Amendment to Section 7.12. Section 7.12 of the Loan Agreement, Operating Cash Flow to Net Cash Interest Expense Ratio, is hereby amended by deleting the table contained therein and by substituting the following table in lieu thereof:

                                    "Period                                                   Ratio
                                     ------                                                   -----
                October 1, 2000 through December 31, 2000                                   1.65 to 1.00

                January 1, 2001 through March 31, 2001                                      1.75 to 1.00

                April 1, 2001 through December 31, 2001                                     2.00 to 1.00

                January 1, 2002 and thereafter                                              2.25 to 1.00"


                (b) Amendment to Article 7. Article 7 of the Loan Agreement, Negative Covenants, is hereby amended by inserting the following new Section 7.18, Accounts, at the end of Article 7:

                                "Section 7.18 Accounts. The Borrower shall not
                open any accounts of any kind (including, but not limited to, deposit accounts and investment accounts) with any Person; provided that the Borrower may open an account with a Person so long as the Borrower on or before the day such account is opened, shall execute and deliver to the Administrative Agent documentation in form and substance satisfactory to the Administrative Agent necessary to grant and perfect a first priority security interest in such account to the Administrative Agent for itself and on behalf of the Lenders."

        4. Additional Advances. Notwithstanding any provisions of the Loan Agreement to the contrary, the Borrower may not request (and the Lenders shall not be obligated to fund) an Advance from and after the date hereof unless the aggregate amount of cash balances (and Cash Equivalents) in its accounts is less than or equal to $5,000,000 and the Borrower so certifies in its Request for Advance for such Advance. Furthermore, the Borrower may not request (and the Lenders shall have no obligation to fund) any Advance from the date hereof through June 30, 2001 which would cause the aggregate principal amount of Loans outstanding at any time to exceed $153,000,000; provided, further that the Borrower may not request (and the Lenders shall have no obligation to fund) any Advance from July 1, 2001 through December 31, 2001 which would cause the aggregate principal amount of Loans outstanding at any time to exceed $173,000,000. Notwithstanding any provision of the Loan Agreement to the contrary, the


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Borrower shall not use any Advances made on and after the date hereof for the purposes of acquiring the assets or stock of another Person.

        5. Strict Compliance. Except for the amendments set forth above, the text of the Loan Agreement shall remain unchanged and in full force and effect. The amendments agreed to herein shall not constitute a modification of the Loan Agreement or a course of dealing with the Agents and the Lenders, or any of them, at variance with the Loan Agreement such as to require further notice by the Administrative Agent, the Lenders, the Majority Lenders, or any of them, to require strict compliance with the terms of the Loan Agreement, as amended by this Amendment, in the future.

        6. Representations and Warranties. The Borrower hereby represents and warrants to and in favor of the Administrative Agent and the Lenders as follows:

                (a) Each representation and warranty set forth in Article 4 of the Loan Agreement, as amended hereby, is hereby restated and affirmed as true and correct in all material respects as of the date hereof, except to the extent previously fulfilled in accordance with the terms of the Loan Agreement, as amended hereby, and to the extent relating specifically to the Agreement Date or otherwise inapplicable;

                (b) The Borrower has the corporate power and authority (i) to enter into this Amendment and (ii) to do all acts and things as are required or contemplated hereunder to be done, observed and performed by it;

                (c) This Amendment has been duly authorized, validly executed and delivered by one or more Authorized Signatories of the Borrower, and each of this Amendment and the Loan Agreement as amended hereby constitutes the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with its terms, subject, as to enforcement of remedies, to the following qualifications: (i) an order of specific performance and an injunction are discretionary remedies and, in particular, may not be available where damages are considered an adequate remedy at law and (ii) enforcement may be limited by bankruptcy, insolvency, liquidation, reorganization, reconstruction and other similar laws affecting enforcement of creditors' rights generally (insofar as any such law relates to the bankruptcy, insolvency or similar event of the Borrower); and

                (d) The execution and delivery of this Amendment and performance by the Borrower under the Loan Agreement, as amended hereby, does not and will not require the consent or approval of any regulatory authority or governmental authority or agency having jurisdiction over the Borrower which has not already been obtained, nor be in contravention of or in conflict with the Certificate of Incorporation or By-Laws of the Borrower, or any provision of any statute, judgment, order, indenture, instrument, agreement, or undertaking, to which the Borrower is party or by which the Borrower's assets or properties are bound.


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        7.      Conditions Precedent to Effectiveness of this Amendment. The effectiveness of this Amendment is subject to:

                (a) all of the representations and warranties of the Borrower under Section 6 hereof which are made as of the date hereof, being true and correct in all material respects;

                (b) receipt by the Administrative Agent, on behalf of the Lenders executing and delivering this Amendment, of an amendment fee in the amount of 0.250% of the sum of (i) the aggregate outstanding Loans (other than the outstanding Facility A Loans) of such Lenders and (ii) the Facility A Commitments of such Lenders (such sum, the "Amendment Fee"), which Amendment Fee shall be fully earned when due and non-refundable when paid; and

                (c) receipt by the Administrative Agent from the Borrower of a list in form and substance satisfactory to the Administrative Agent setting forth the name, location and cash balance of each account of the Borrower with any Person.

        8. Counterparts. This Amendment may be executed in multiple counterparts, each of which shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

        9. Law of Contract. This Amendment shall be deemed to be made pursuant to the laws of the State of New York and shall be construed, interpreted, performed and enforced in accordance therewith.

        10.     Loan Document. This Amendment shall constitute a Loan Document.



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        IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized officers or representatives to execute and deliver this Amendment all as of the day and year first above written.


BORROWER:                     METROCALL, INC., a Delaware corporation


                              By: /s/ Vincent D. Kelly
                                                      --------------------------
                                  Name: Vincent D. Kelly
                                                        ------------------------
                                  Title: Chief Financial Officer
                                                                ----------------




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ADMINISTRATIVE AGENT
AND LENDERS:                 TORONTO DOMINION (TEXAS), INC., as
                             Administrative Agent and a Lender


                             By: /s/ Jeffery R. Lentz
                                                      --------------------------
                                  Name: Jeffery R. Lentz
                                                        ------------------------
                                  Title: Vice President
                                                       -------------------------




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                                 BANK OF AMERICA, N.A., as a Lender


                                 By: /s/ Brian D. Corum
                                                       -------------------------
                                      Name: Brian D. Corum
                                                          ----------------------
                                      Title: Managing Director
                                                              ------------------



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                              FIRST UNION NATIONAL BANK, as a Lender


                              By:  /s/ Brand Hosford
                                   ---------------------------------------------
                                   Name: C. Brand Hosford
                                                         -----------------------
                                   Title: Vice President
                                                        ------------------------




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                                FLEET NATIONAL BANK, as a Lender


                                By:
                                   ---------------------------------------------
                                   Name:
                                          --------------------------------------
                                   Title:
                                          --------------------------------------




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                                COMMERCIAL LOAN FUNDING TRUST I, as a Lender
                                By: Lehman Commercial Paper, Inc., not in its individual capacity but solely as administrative agent


                                By:   G. Andrew Keith
                                   ---------------------------------------------
                                     Name: G. Andrew Keith
                                                          ----------------------
                                     Title: Authorized Signatory
                                                                ----------------




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                            KZH CNC LLC, as a Lender


                            By:   /s/ Peter Chin
                                 -----------------------------------------------
                                 Name: Peter Chin
                                                 -------------------------------
                                 Title: Authorized Agent
                                                        ------------------------




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                         MORGAN STANLEY SENIOR FUNDING, INC.,
                         as a Lender


                         By:   /s/ T. Morgan Edwards II
                              --------------------------------------------------
                              Name: T. Morgan Edwards II
                                                        ------------------------
                              Title: Vice President
                                                   -----------------------------




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                          PNC BANK, NATIONAL ASSOCIATION, as a Lender


                          By:/s/ Keith R. White
                             ---------------------------------------------------
                             Name: Keith R. White
                                                   -----------------------------
                             Title: Vice President
                                                   -----------------------------